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                                                                  EXHIBIT (l)(1)

[VEDDER PRICE LOGO]             VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                222 NORTH LASALLE STREET
                                CHICAGO, ILLINOIS 60601-1003
                                312-609-7500
                                FACSIMILE: 312-609-5005

                                A PARTNERSHIP INCLUDING VEDDER, PRICE
                                KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN
                                CHICAGO AND NEW YORK CITY


                                September 9, 2002


Calamos Convertible Opportunities and Income Fund
1111 East Warrenville Road
Naperville, IL  60563-1493


         Re:      Calamos Convertible Opportunities and Income Fund

Ladies and Gentlemen:

       We are acting as special counsel to Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust (the "Fund"), in connection with the Fund's filing of a registration statement on Form N-2 under the Securities Act of 1933 (File No. 333-96997) and the Investment Company Act of 1940 (File No. 811-21080) (the "Registration Statement") with the Securities and Exchange Commission covering the registration and proposed issuance of 8,160 preferred shares of beneficial interest, designated Auction Market Preferred Shares ("AMPS") of which 2,040 shares are further designated Series M, 2,040 shares are further designated Series TU, 2,040 shares are further designated Series W, and 2,040 are further designated Series TH (the "Shares") of the Calamos Convertible Opportunities and Income Fund series (the "Series") of the Fund.

         In rendering this opinion, we have examined:

                  (a) the form of Purchase Agreement (the "Purchase Agreement"), substantially in the form filed as an exhibit to the Registration Statement, proposed to be entered into among the Fund, Calamos Asset Management, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein;

                  (b)      the Registration Statement;

                  (c) the Certificate of Trust and the Agreement and Declaration of Trust of the Fund;

                  (d)      the By-Laws of the Fund;

                  (e) the Statement of Preferences of Auction Market Preferred Shares;



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Calamos Convertible Opportunities and Income Fund
September 9, 2002
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           (f) resolutions of the Board of Trustees in connection with the proposed issuance of the Shares;

           (g) a Certificate of Good Standing as of a recent date from the Secretary of State of the State of Delaware; and

           (h) such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items b-f above are referred to herein as the "Governing Documents".)


         In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained on certificates and other communications from public officials and officers of the Fund. We have assumed that the Registration Statement and the Purchase Agreement will be duly completed, executed and delivered. With respect to the opinions expressed below, we note that, pursuant to Section 2 of Article VIII of the Agreement and Declaration of Trust, the Trustees have the power to cause each shareholder, or each shareholder of a particular series, to pay directly, in advance or arrears, for charges of the Fund's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

         We express no opinion as to the laws of any jurisdiction other than Title 12, Chapter 38 (Treatment of Delaware Statutory Trusts) of the Code of the State of Delaware and the laws of the State of Illinois (except that we express no opinion as to any choice of law provisions thereof) and the Federal laws of the United States of America. Insofar as this opinion pertains to matters governed by the laws of the State of Delaware, we are relying, with your consent, solely upon the opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Fund, dated September 9, 2002, which opinion is satisfactory in substance and form to us.

         Based on the foregoing, and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

         (1) The Fund is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware; and

                  (2) The Shares, when issued to shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and delivered by the Fund pursuant to the Purchase Agreement against payment of the

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Calamos Convertible Opportunities and Income Fund
September 9, 2002
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                  consideration set forth in the Purchase Agreement, will
                  constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Series.

         We hereby consent to the filing of this opinion as Exhibit l.1 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

                                           Very truly yours,




                                           Vedder, Price, Kaufman & Kammholz





DAS/COK